EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS

OF

NAUTILUS, INC.

ARTICLE I - SHAREHOLDERS

1.1 Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date and at a time and place to be set by the Board of Directors. The annual meeting shall be held within the earlier of six months after the end of the corporation’s fiscal year or fifteen months after its last annual meeting.

No business may be transacted at an annual meeting of shareholders other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder on the date of the giving of the notice provided for in Section 1.3 hereof and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 1.12 hereof.

1.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairperson of the Board (if one be elected), or the Chief Executive Officer. Further, a special meeting of the shareholders may be requested for any purpose or purposes by one or more shareholders holding not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. The Board of Directors may designate any place as the place of any special meeting called by the Chairperson, the Chief Executive Officer or the Board, and special meetings called at the request of shareholders shall be held at such time and place as may be determined by the Board and placed in the notice of such meetings.

To be in proper form, a shareholder request for a special meeting pursuant to the authority granted in the foregoing paragraph shall be in writing and shall set forth as to each matter proposed to be brought before the special meeting (a) a brief description of the business desired to be brought before the special meeting, (b) the name and address of each shareholder making the request, (c) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by each such shareholder, (d) a description of all arrangements or understandings between each such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder(s) and any material interest of such shareholder(s) in such business, and (e) a representation that each such shareholder intends to appear in person or by proxy at the special meeting to bring such business before the meeting. Such request must be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chief Executive Officer or the Secretary of the corporation. The Board of Directors (or an authorized committee thereof) or Chief Executive Officer may refuse to acknowledge the meeting request of any person or the proposal of any business not made in compliance with the foregoing procedures. Upon receipt of a proper request, the Secretary shall cause notice of such meeting to be given to the shareholders entitled to vote, in accordance with the provisions of Section 1.3 of these Bylaws. The business to be conducted at a special meeting of shareholders shall be limited to the business set forth in the notice of meeting sent by the corporation.

1.3 Notice of Meetings. Except as otherwise provided in Subsections 1.3.3 and 1.3.4 below, the Secretary, Assistant Secretary, or any transfer agent of the corporation shall deliver notice of any meeting of the shareholders to each shareholder of record entitled to vote at such meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting, and shall state the place, day, and time of the meeting. Such notice shall either be (a) in writing transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice; or (b) in an electronic transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders who have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which the notice may be electronically transmitted.

1.3.1 Effective Time and Date of Notice. Written notice, correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders, is effective when mailed, if mailed with first class postage prepaid; and when dispatched, if prepaid, by air courier. Written notice, sent to the shareholder’s address, telephone number, or other number appearing on the records of the corporation, is effective when dispatched by telegraph, teletype or facsimile equipment. Notice provided in an electronic transmission is effective when it is electronically transmitted to an address, location or system designated by the shareholder for that purpose or has been posted on an electronic network and a separate record of the posting has been delivered to the shareholder together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

1.3.2 Notice of Special Meeting. In the case of a special meeting, the notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called and the actions sought to be approved at the meeting. No business other than that specified in the notice may be transacted at a special meeting.

1.3.3 Proposed Articles of Amendment or Dissolution. If the business to be conducted at any meeting includes any proposed amendment to the Articles of Incorporation or the proposed voluntary dissolution of the corporation, then the notice shall be given not less than twenty (20) nor more than sixty (60) days before the meeting date and shall state that the purpose or one of the purposes is to consider the advisability thereof, and, in the case of a proposed amendment, shall be accompanied by a copy of the amendment.

1.3.4 Proposed Merger, Consolidation, Exchange, Sale, Lease, or Disposition. If the business to be conducted at any meeting includes any proposed plan of merger or share exchange, or any sale, lease, exchange, or other disposition of all or substantially all of the corporation’s property otherwise than in the usual or regular course of its business, then the notice shall state that the purpose or one of the purposes is to consider the proposed plan of merger or share exchange, sale, lease, or disposition, as the case may be, shall describe the proposed action with reasonable clarity, and, if required by law, shall be accompanied by a copy or a detailed summary thereof; and notice shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) nor more than sixty (60) days before such meeting, in the manner provided in Section 1.3 above.

1.3.5 Declaration of Mailing. A declaration of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

1.3.6 Waiver of Notice. Notice of any shareholders’ meeting may be waived in writing by any shareholder at any time, either before or after the meeting. Except as provided below, the waiver must be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice, or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

1.4 Quorum. A quorum shall exist at any meeting of shareholders if a majority of the shares entitled to vote is represented in person or by proxy. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

1.5 Voting of Shares. Except as otherwise provided in the Articles of Incorporation or these Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in that shareholder’s name on the books of the corporation. If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number is required by the Articles of Incorporation or the Washington Business Corporation Act.

1.6 Adjourned Meetings. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. However, if the adjournment is for more than one hundred twenty (120) days from the date set for the original meeting, a new record date for the adjourned meeting shall be fixed and a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with the provisions of Section 1.3 of these Bylaws. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.7 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

1.8 Record of Shareholders Entitled To Vote. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder’s agent, or a shareholder’s attorney may inspect the shareholders list, beginning ten days prior to the shareholders’ meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder’s expense. The shareholders list shall be kept open for inspection during such meeting or any adjournment. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

1.9 Action by Shareholders Without a Meeting. Any action which may be or which is required by law to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice having been given and without a vote having been taken, if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote on the action. Such consent shall have the same force and effect as a unanimous vote of shareholders and may be described as such in any articles or other document filed with the Secretary of State of the State of Washington. Action taken by consent is effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

1.10 Telephonic Meetings. Meetings of the shareholders may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

1.11 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by that shareholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

1.12 Shareholder Business to be Conducted at the Annual Meeting of Shareholders. Shareholders may nominate one or more persons for election as directors at the annual meeting of shareholders or propose business to be brought before the annual meeting of shareholders, or both, only if (i) such business is a proper matter for shareholder action under the Washington Business Corporation Act and (ii) the shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations or to propose such business.

To be timely, a shareholder’s notice relating to the annual meeting shall be delivered to the Secretary at the principal executive offices of the corporation not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 15th day following the day on which public announcement of the date of such meeting is first made.

To be in proper form a shareholder’s notice to the Secretary shall be in writing and shall set forth (a) the name and address of the shareholder of record who intends to make the nomination(s) or propose the business, and the name and address of the beneficial owner, if any, on whose behalf the nomination(s) or proposal(s) are to be made, (b) as the case may be, the name and address of the person or persons to be nominated, or a brief description of the business to be proposed, (c) a representation that the shareholder is a holder of record of stock of the corporation, that the shareholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) in the case of nomination of a director or directors, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (e) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and (f) in the case of nomination of a director or directors, the consent of each nominee to serve as a director of the corporation if so elected. The Board of Directors (or an authorized committee thereof) or the chairperson of the meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.12. Nothing in this Section 1.12 shall affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any shareholder a right to have any nominee included in the corporation’s proxy statement.

ARTICLE II - BOARD OF DIRECTORS

2.1 Management Responsibility. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as may be otherwise provided in the Articles of Incorporation or the Washington Business Corporation Act.

2.2 Number of Directors, Qualification. The number of directors of the corporation shall be not less than five (5) nor more than fifteen (15), the specific number to be set by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. No director need be a shareholder of the corporation or a resident of the State of Washington.

2.3 Election, Term of Office. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next annual meeting, except in the case of the classification of directors as permitted by RCW 23B.08.060. If, for any reason, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in accordance with these Bylaws. Despite the expiration of a director’s term, the director continues to serve until the director’s successor shall have been elected and qualified or until there is a decrease in the number of directors.

2.4. Vacancies. Any vacancy occurring in the Board of Directors (whether caused by resignation, death, an increase in the number of directors, or otherwise) may be filled by the shareholders or the Board of Directors. If the directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office. A director elected to fill any vacancy shall hold office until the next shareholders meeting at which directors are elected.

2.5 Removal. One or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose. If the Articles of Incorporation do not permit cumulative voting, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. If the Articles of Incorporation permit cumulative voting in the election of directors, no one of the directors may be removed if the votes cast against that director’s removal would be sufficient to elect that same director if then cumulatively voted at an election of the entire Board.

2.6 Annual Meeting. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the annual shareholders’ meeting or any special shareholders’ meeting at which a Board is elected. Said meeting shall be held at the same place as such shareholders’ meeting unless some other place shall be specified by resolution of the shareholders.

2.7 Regular Meetings. Regular meetings of the Board of Directors or of any committee designated by the Board may be held at such place and such day and hour as shall from time to time be fixed by resolution of the Board or committee, without other notice than the delivery of such resolution as provided in Section 2.9 below.

2.8 Special Meetings. Special meetings of the Board of Directors or any committee designated by the Board may be called by the Chief Executive Officer or the Chairperson of the Board (if one be elected) or any three (3) or more directors or committee members, to be held at such place and such day and hour as specified by the person or persons calling the meeting.

2.9 Notice of Meeting. Notice of the date, time, and place of all special meetings of the Board of Directors or any committee designated by the Board shall be given by the Secretary, or by the person calling the meeting, by mail, private carrier or personal delivery; telegraph or teletype; telephone, wire or wireless equipment which transmits a facsimile of the notice; electronic transmission; or personal communication over the telephone or otherwise, provided such notice is received at least two (2) days prior to the day upon which the meeting is to be held. Notice to directors in an electronic transmission is effective only with respect to directors who have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which the notice may be electronically transmitted.

No notice of any regular meeting need be given if the time and place thereof shall have been fixed by resolution of the Board of Directors or any committee designated by the Board and a copy of such resolution has been delivered as provided herein to every director or committee member and is received at least two (2) days before the first meeting held in pursuance thereof.

Notice of any meeting of the Board of Directors or any committee designated by the Board need not be given to any director or committee member if it is waived in a writing signed by the director entitled to the notice, whether before or after such meeting is held.

A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee designated by the Board need be specified in the notice or waiver of notice of such meeting unless required by the Articles of Incorporation or these Bylaws.

Any meeting of the Board of Directors or any committee designated by the Board shall be a legal meeting without any notice thereof having been given if all of the directors or committee members have received valid notice thereof, are present without objecting, or waive notice thereof in a writing signed by the director and delivered to the corporation for inclusion in the minutes or filing with the corporate records, or any combination thereof.

2.9.1 Effective Time and Date of Notice. Written notice is effective at the earliest of the following: (a) if notice is sent to the director’s address, telephone number, or other number appearing on the records of the corporation, when dispatched by telegraph, teletype or facsimile equipment; (b) when received; (c) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; or (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice provided in an electronic transmission is effective when it is electronically transmitted to an address, location or system designated by the director for that purpose or has been posted on an electronic network and a separate record of the posting has been delivered to the director together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. Oral notice is effective when received.

2.10 Quorum of Directors. Unless a greater number is required by the Articles of Incorporation, a majority of the number of directors fixed by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 2.9 of these Bylaws, to the directors who were not present at the time of the adjournment.

2.11 Presumption of Assent. Any director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after adjournment of the meeting. Such right to dissent or abstain shall not be available to any director who voted in favor of such action.

2.12 Action by Directors Without a Meeting. Any action required by law to be taken or which may be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be, either before or after the action taken and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same effect as a unanimous vote at a meeting duly held upon proper notice on the date of the last signature thereto, unless the consent specifies a later effective date.

2.13 Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.14 Compensation. By resolution of the Board of Directors, the directors and committee members may be paid their expenses, if any, or a fixed sum or a stated salary as a director or committee member for attendance at each meeting of the Board or of such committee as the case may be. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

2.15 Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may from time to time designate from among its members one or more committees, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

(b) approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders;

(c) fill vacancies on the Board of Directors or on any of its committees;

(d) adopt any amendment to the Articles of Incorporation;

(e) adopt, amend or repeal these Bylaws;

(f) approve a plan of merger; or

(g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

Meetings of such committees shall be governed by the same procedures as govern the meetings of the Board of Directors. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose at the office of the corporation.

ARTICLE III - OFFICERS

3.1 Appointment. The officers of the corporation shall be appointed annually by the Board of Directors at its annual meeting held after the annual meeting of the shareholders. If the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board meeting conveniently may be held. Except in the case of death, resignation or removal, each officer shall hold office until the next annual meeting of the Board and until a successor is appointed and qualified.

3.2 Qualification. None of the officers of the corporation need be a director, except as specified below. Any two or more of the corporate offices may be held by the same person.

3.3 Officers Designated. The officers of the corporation shall include a Chief Executive Officer and a Secretary, and may, in the discretion of the Board of Directors, include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Chief Executive Officer.

The Board of Directors may, in its discretion, appoint a Chairperson of the Board of Directors; and, if a Chairperson has been appointed, the Chairperson shall, when present, preside at all meetings of the Board of Directors (excluding executive sessions, as detailed below) and the shareholders and shall have such other powers as the Board may prescribe.

The Board of Directors may, in its discretion, appoint a Lead Independent Director of the Board of Directors; and, if a Lead Independent Director has been appointed, the Lead Independent Director shall, when present, preside at all executive sessions of the Board of Directors and shall have such other powers as the Board may prescribe.

3.3.1 Chief Executive Officer. The Chief Executive Officer shall supervise and control all of the assets, business, and affairs of the corporation, subject to the direction and control of the Board of Directors. The Chief Executive Officer shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by resolution of the Board. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

The Chief Executive Officer shall, unless a Chairperson of the Board of Directors has been appointed and is present, preside at all meetings of the shareholders and the Board of Directors. The Chief Executive Officer may, but need not, be a member of the Board of Directors.

3.3.2 President. In the absence of the Chief Executive Officer or the Chief Executive Officer’s inability to act, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer; provided that the President, if not also serving as the Chief Executive Officer, shall not assume the authority to preside as Chairperson of meetings of the Board unless the President is a member of the Board. The President shall have such other powers and perform such other duties as from time to time may be respectively prescribed by the Board, these Bylaws or the Chief Executive Officer.

3.3.3 Vice Presidents. In the absence of the President or the President’s inability to act, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairperson of meetings of the Board unless such Vice President is a member of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws or the Chief Executive Officer.

3.3.4 Secretary. The Secretary shall:

(a) keep the minutes of meetings of the shareholders and the Board of Directors in one or more books provided for that purpose;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) be custodian of the corporate records and seal of the corporation, if one be adopted;

(d) keep a register of the post office address of each shareholder and director;

(e) sign with the Chief Executive Officer, President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) have general charge of the stock transfer books of the corporation; and

(g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

3.3.5 Treasurer. Subject to the direction and control of the Board of Directors, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; and, at the expiration of a term of office, a Treasurer shall turn over to the successor Treasurer all property of the corporation in the existing Treasurer’s possession.

In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

3.4 Delegation. In case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in any officer’s place, the Board of Directors may from time to time authorize the delegation of the powers or duties of such officer to any other person.

3.5 Resignation. Any officer may resign at any time by delivering written notice to the corporation. Any such resignation shall take effect when the notice is delivered unless the notice specifies a later date. Unless otherwise specified in the notice, acceptance of such resignation by the corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

3.6 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause. Election or appointment of an officer or agent shall not of itself create contract rights.

3.7 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board.

3.8 Compensation. Compensation, if any, for officers and other agents and employees of the corporation shall be determined by the Board of Directors, or by the Chief Executive Officer to the extent such authority may be delegated to the Chief Executive Officer by the Board. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that the officer is also a director of the corporation.

ARTICLE IV - CONTRACTS, LOANS, CHECKS AND DEPOSITS

4.1 Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

4.2 Loans. The corporation shall not borrow money and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

4.3 Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as may be determined from time to time by resolution of the Board of Directors.

4.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE V - STOCK

5.1 Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, and, if the consideration is in a form other than cash, the determination of the value of the consideration and a statement that such consideration is adequate.

5.2 Certificates of Stock. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the Chief Executive Officer, President or a Vice President, attested to by the Secretary or Assistant Secretary, and sealed with the corporate seal, if any. Every certificate of stock shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

(a) The name of the corporation and that the corporation is organized under the laws of this state;

(b) The name of the registered holder of the shares represented thereby; and

(c) The number and class of shares, and the designation of the series, if any, which such certificate represents.

If the corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information without charge on request in writing.

If the shares are subject to transfer or other restrictions under applicable securities laws or contracts with the corporation, either a complete description of or a reference to the existence and general nature of such restrictions shall be placed on the face or back of the certificate.

5.3 Transfers. Shares of stock may be transferred by delivery of the certificates therefor, accompanied by:

(a) an assignment in writing on the back of the certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign, and transfer the same, signed by the record holder of the certificate, and

(b) such additional documents, instruments, or other items or evidence as may be reasonably necessary to satisfy the requirements of any transfer restrictions applicable to such shares, whether arising under applicable securities or other laws, or by contract, or otherwise.

Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms (including indemnity to the corporation) as the Board of Directors may prescribe.

ARTICLE VI - BOOKS AND RECORDS

6.1 Books of Accounts, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.

6.2 Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chief Executive Officer, President or Secretary.

ARTICLE VII - FISCAL YEAR

The fiscal year of the corporation shall be set by resolution of the Board of Directors.

ARTICLE VIII - DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and to the extent prescribed and permitted by law and the Articles of Incorporation.

ARTICLE IX - CORPORATE SEAL

The Board of Directors may adopt a corporate seal for the corporation which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words “corporate seal.”

ARTICLE X - INDEMNIFICATION

10.1 Right to Indemnification. Each individual (hereinafter an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or that, while serving as a director or officer of the corporation, he or she is or was also serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as such a director, officer, employee, partner, trustee, or agent or in any other capacity while serving as such director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 10.2 of this article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the corporation of a written undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.1 and upon delivery to the corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the corporation pursuant to this article.

10.2 Right of Indemnitee to Bring Suit. If a written claim for indemnification under Section 10.1 of this article is not paid in full by the corporation within sixty days after the corporation’s receipt thereof, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including the Board of Directors, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

10.3 Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board of Directors, contract or otherwise.

10.4 Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director, officer, employee or agent of the corporation in furtherance of the provisions of this article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this article.

10.5 Indemnification of Employees and Agents of the Corporation. The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

10.6 Persons Serving Other Entities. Any individual who is or was a director, officer or employee of the corporation who, while a director, officer or employee of the corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, (b) as a trustee of an employee benefit plan and the duties of the director or officer to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan, or (c) in an executive or management capacity in a foreign or domestic partnership, joint venture, trust or other enterprise of which the corporation is an equity interest holder or in which a wholly owned subsidiary of the corporation is a general partner or has a majority ownership or interest shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under this article.

ARTICLE XI - MISCELLANY

11.1 Inspector of Elections. Before any annual or special meeting of shareholders, the Board of Directors may appoint an inspector of elections to act at the meeting and any adjournment thereof. If no inspector of elections is so appointed by the Board, then the chairperson of the meeting may appoint an inspector of elections to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

Such inspector of elections shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and, with the advice of legal counsel to the corporation, the authenticity, validity, and effect of proxies;

(b) receive votes, ballots, or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine the result; and

(f) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

11.2 Rules of Order. The rules contained in the most recent edition of Robert’s Rules of Order, Newly Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation or Bylaws, subject to the following:

(a) The chairperson of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairperson. If the chairperson deems it advisable to dispense with the rules of parliamentary procedure for any meeting or any part thereof, the chairperson shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairperson may quit the chair and announce the adjournment of the meeting; upon the chairperson so doing, the meeting shall be deemed immediately adjourned, subject to being reconvened in accordance with Section 1.6 of these Bylaws.

(c) The chairperson may ask or require that anyone not a bona fide shareholder or proxy leave the meeting of shareholders.

(d) A resolution or motion at a meeting of shareholders shall be considered for vote only if proposed by a shareholder or duly authorized proxy and seconded by an individual who is a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

11.3 Registered Office and Registered Agent. The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.

ARTICLE XII - AMENDMENT OF BYLAWS

12.1 By the Shareholders. These Bylaws may be amended, altered, or repealed at any meeting of the shareholders, provided that in case of a special meeting, notice of the proposed alteration or amendment was contained in the notice of the meeting.

12.2 By the Board of Directors. These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of a quorum of the Board of Directors at any regular or special meeting of the Board unless (a) the Articles of Incorporation or the Washington Business Corporation Act reserve the power to amend exclusively to the shareholders in whole or part; or (b) the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw. Any action of the Board with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the shareholders.

ARTICLE XIII - AUTHENTICATION

The foregoing Bylaws were read, approved, and duly adopted by the Board of Directors of Nautilus, Inc. on the 30th day of March, 2005, and the Chief Executive Officer and Secretary of the corporation were empowered to authenticate such Bylaws by their signatures below.

/s/ Greggory C. Hammann
Greggory C. Hammann, Chief Executive Officer

ATTEST:

/s/ William D. Meadowcroft
William D. Meadowcroft, Secretary